                                     EXHIBIT 10.2

                                 EMPLOYMENT AGREEMENT


     This Employment Agreement (the "Agreement") is entered into as of the 21st day of September, 1998 by and between Compass Aerospace Corporation, a Delaware corporation (the "Company") and N. Paul Brost (the "Executive").

                                       RECITALS
                                       --------

     WHEREAS, Company wishes to employ the Executive and Executive wishes to accept employment subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the parties hereto agree as follows:

1.   EMPLOYMENT.

     Company hereby employs and engages the services of Executive in the position of Chief Financial Officer for the Term of Employment set forth in
Section 2. Executive agrees to serve the Company for the Term of Employment as provided herein.

2.   TERM OF EMPLOYMENT.

     Executive's "Term of Employment" shall be for a period of three (3) years commencing on the effective date hereof and ending three (3) years thereafter (the " Term" or "Term of Employment").

3.   POSITION AND DUTIES.

     During the Term of Employment:

          (a) Executive shall perform services as Vice President and Chief Financial Officer of the Company subject to the direction and control of the President of the Company (the "President"). Executive shall perform such services and duties to the best of his abilities, and shall perform such services and duties at such of the Company's facilities as may be requested by the Company. Executive shall also provide such services and duties to any of the Company's subsidiaries and affiliates as shall be directed from time to time by the President.

          (b) Executive agrees to devote his full business time to the business and affairs of the Company, and to use his best efforts to promote the interests of Company and to perform faithfully and efficiently the responsibilities assigned to him in accordance with the terms of this Agreement to the extent necessary to satisfactorily discharge such responsibilities. Executive shall not, without the President's prior written consent, render to others services of any kind for compensation, or engage in any other business activity that would materially interfere with the performance of his responsibilities under this Agreement. It is expressly understood and agreed that it shall not be a violation of this Agreement for Executive to serve on corporate, civic or charitable boards or committees, so long as such activities do not materially interfere with the performance of such responsibilities or reflect adversely on Company to any material extent.

4.   RESULTS AND PROCEEDS.

     As Executive's employer, Company shall, by virtue of such relationship, own all rights in and to the results and proceeds directly or indirectly connected with, or arising out of, Executive's services hereunder.

5.   COMPENSATION AND BENEFITS.

     5.1 BASE SALARY. During the Term, Company shall compensate Executive for the services to be rendered hereunder at an annual rate of One Hundred and Twenty-five Thousand Dollars ($125,000) (the "Base Salary"), increased to One Hundred and Fifty Thousand Dollars ($150,000) after six months of service with an annual review each year thereafter. Executive understands and agrees that Company has no obligation to increase his Base Salary as a result of such annual reviews. Such Base Salary shall be payable to Executive in equal bi-weekly installments or at such other intervals as salary is normally paid by Company to its executive employees (except during any unpaid vacation), subject to the usual or required employee payroll deductions and withholdings.

     5.2 REIMBURSEMENT OF EXPENSES. During the Term of Employment, Executive shall be entitled to receive prompt reimbursement for all reasonable and necessary business expenses incurred by Executive in connection with his performance of services under this Agreement in accordance with Company's then prevailing policies and procedures (which requirements shall include appropriate itemization and substantiation of all such expenses incurred). Executive shall be personally liable for any violation of these terms.

     5.3 PERSONAL PAID TIME. Executive shall be entitled to Personal Paid Time (including, without limitation four (4) weeks paid vacation and holidays specified by the Company) in accordance with the policy applicable to Company employees and shall not be entitled to paid vacation or sick time other than Personal Paid Time. Personal Paid Time shall consist solely of a continuation of Executive's Base Salary, and Executive shall be entitled to no additional compensation during Personal Paid Time. Executive shall only be allowed to carry over into the next fiscal year ten (10) days of unused Personal Paid Time. All remaining unused Personal Paid Time will be cashed out.

     5.4 STOCK OPTIONS. Executive shall be granted a stock option to purchase 25,000 shares of common stock of the Company (the "Common Stock") with an exercise price equal to $1.47 per share. Such option will vest 25% per year in each of four (4) years beginning on the


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first anniversary of the effective date hereof (no part thereof vesting prior thereto) and will be subject to standard repurchase and exercise provisions as stated in the Plan, including without limitation (i) customary antidilution protection as relates to the number of shares subject to such option (e.g., in the event of stock splits) but excluding antidilution protection as relates to the percentage of Common Stock subject to such option (e.g., in the event of new stock issuances) and (ii) immediate vesting in the event that Executive dies or becomes disabled.

     5.5 EXECUTIVE'S REPRESENTATIONS REGARDING STOCK. Executive represents that he will retain and consult with his own professional advisors to review and evaluate the economic, tax and other consequences of the Stock Options. Executive further represents that any interest he may acquire will be acquired for investment purposes only and that he understands that there is no public market for any of the securities comprising the Stock Options and that the securities he will receive are subject to restrictions on both transferability and resale, and may not be transferred or resold except as permitted under the Securities Act of 1933, as amended, and the applicable state securities laws, pursuant to registration or exemption therefrom. The shares of stock issuable to Executive shall bear an appropriate legend setting out restrictions on transfer and the fact that the securities have not been registered.

     5.6 WITHHOLDING ON STOCK OPTIONS. The Company shall deduct from all stock issued under the Stock Options any federal, state, or local taxes required by law to be withheld with respect to such payments. In the alternative, Executive may pay to the Company the amount of any such taxes which the Company is required to withhold with respect to the grant or delivery of stock.

     5.7 RESTRICTIONS ON TRANSFER OF SHARES. The shares issued to Executive will be transferable only in accordance with the terms of this Agreement and the Stockholders Agreement (in the form and substance set forth in Exhibit A attached hereto). The Company is hereby granted an option to purchase Executive's shares if Executive terminates employment, other than by death or permanent disability, or elects to sell or otherwise transfer title to the shares. The purchase price shall be fair market value as agreed by the parties or, if the parties cannot agree, it shall be the last price paid for Company's Common Stock in an arm's-length transaction, including by way of conversion of any of Company's other securities. The option granted in this
Section 5.7 shall terminate if and when Company's Common Stock is publicly traded.

     5.8 BENEFITS. In addition to the other benefits provided herein, Executive shall be entitled to participate in such medical, dental, prescription drug, vision, health care spending account, 401(k) saving and retirement, short-term disability insurance, long-term disability insurance, or other employee welfare benefit plans as the Company may offer to and maintain for the benefit of its Corporate officers and as changed from time-to-time, subject to Executive's fulfilling all applicable eligibility requirements of each such plan. No statement concerning benefits or compensation to which Executive is entitled alters in any way the Term of Employment or the termination of this Agreement.


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6.   COVENANTS.  Executive covenants in favor of Company as follows:

     6.1 TRADE SECRETS OF OTHERS. Executive represents that Executive's performance of all the terms of this Agreement does not and will not breach any agreement to keep in confidence proprietary information, material or trade secrets acquired by Executive in confidence or in trust prior to Executive's rendering of services to Company. Executive agrees not to enter into any agreement either written or oral in conflict herewith.

     6.2 CONFIDENTIALITY; TRADE SECRETS. Executive acknowledges that his position with Company is one of the highest trust and confidence both by reason of his position and by reason of his access to and contact with the trade secrets and confidential and proprietary business information of Company. Executive agrees that during the Term of Employment and thereafter:

          (a) He shall protect and safeguard the trade secrets and confidential and proprietary information of Company, including (by way of illustration and not limitation) its arrangements with vendors, customers and joint venture partners (referred to collectively as Company's "contractors"); its data, records, patents, licenses, trademarks, copyrights, compilations of information, processes, programs, know-how, improvements, discoveries, marketing plans, strategies, forecasts, unpublished financial statements, budgets, projections, licenses, prices, costs, files, documents, drawings, memoranda, notes, or other documents, whether maintained electronically or in hard copy (all such information is hereinafter called the "Proprietary Information"); other than information known to him\her before the date hereof and learned from third parties without breach of any obligation of confidentiality or otherwise to Company, or in the public domain;

          (b) He shall not disclose any of such Proprietary Information, except as may be required in the ordinary course of performing his duties as an employee of Company; and

          (c) He shall not use, directly or indirectly, for his own benefit or for the benefit of another, any of such Proprietary Information, other than for the benefit of Company as may be required in the ordinary course of performing his duties as an employee of Company.

The Proprietary Information shall be the exclusive property of Company. Executive agrees that he shall deliver to Company all files, records, documents, drawings, memoranda, and other materials, whether electronic or hard copy, relating to the Proprietary Information or pertaining to his work with Company in the event of either Company's request or the termination of his employment for any reason, and that he will not take with him any of the foregoing or any reproduction of any of the foregoing.

     6.3 INDUCEMENT. Executive shall not during the Term of Employment and for a period of two (2) years thereafter, directly or indirectly, employ, cause others to employ, or attempt to induce others to employ any employees of the Company or attempt to induce said employees to gain or seek other employment.


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     6.4  REMEDIES FOR BREACH OF COVENANTS OF EXECUTIVE.  The covenants set forth in Section 6 of this Agreement shall continue to be binding upon Executive, notwithstanding the termination of his employment with Company for any reason whatsoever. Such covenants shall be deemed and construed as separate agreements independent of any other provisions of this Agreement and any other agreement between Company and Executive. The existence of any claim or cause of action by Executive against Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of any or all of such covenants. If Executive breaches or threatens to breach any of the covenants in Section 6 of this Agreement, the Parties acknowledge and agree that the damage or imminent damage to Company's business and/or its goodwill would be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate. Accordingly, Company shall be entitled to injunctive relief against Executive in the event of any breach or threatened breach of the covenants set forth in Section 6, in addition to any other relief (including damages) available to Company under this Agreement or under law.

     6.5 LITIGATION. Executive agrees that during the Term of Employment and thereafter Executive shall do all things, including the giving of evidence in suits and other proceedings, which Company shall deem necessary to obtain, maintain, defend, or assert rights accruing to Company during the Term of Employment and in connection with which Executive has knowledge, information, or expertise. All reasonable expenses incurred by Executive during the Term of Employment or thereafter in fulfilling the duties set forth in this Section, shall be reimbursed by Company to the full extent legally appropriate, including without limitation a reasonable payment for Executive's time in the event this Agreement has terminated prior to the time Executive renders such duties.

     6.6 FUTURE COOPERATION. The Parties hereto agree to cooperate with each other without additional compensation from and after the date hereof, to supply any information and to execute documents reasonably required for the purposes of giving effect to this Agreement, or in connection with the consummation of any actions contemplated hereby.

7. TERMINATION OF EMPLOYMENT. This Agreement and the employment of Executive hereunder shall terminate upon the occurrence of the first to occur of the following events or conditions, and the Parties shall remain subject to the following conditions and covenants after termination:

     7.1 EXPIRATION OF TERM. This Agreement shall terminate upon expiration of the term specified in Section 2 hereof.

     7.2 DEATH OR INCAPACITY. This Agreement shall automatically terminate upon the death or Incapacity of Executive. Subject to the Americans with Disabilities Act and applicable state law, "Incapacity" shall mean Executive's inability by reason of mental or physical condition to perform substantially all of his duties and responsibilities hereunder for a continuous period of three (3) months or more, or for any aggregate period of four (4) months or more in any


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twelve-month period whether or not continuous. In the event of a dispute as to the existence of any such disability, Executive agrees to submit to medical or psychiatric examinations conducted by physicians mutually agreed upon by Company and Executive and to be bound by any determination made by such physicians.

     7.3 CAUSE. Company may terminate Executive's employment for Cause. "Cause" shall mean a determination by Company in its sole discretion exercised in good faith that there has been (i) an act of dishonesty, fraud, embezzlement, breach of trust, misappropriation, acceptance of a bribe or kickback or other similar activity on Executive's part; (ii) an act by Executive in bad faith and to the detriment of Company or a refusal or failure by Executive to act in accordance with any specific direction of order of Company; (iii) neglect by Executive of such Executive's duties, chronic absenteeism, unacceptable performance, or any material breach or violation of Executive's obligations (including, without limitation, any failure to implement material policies or procedures established by Company for the transaction of business by Company) or covenants pursuant to this Agreement, any of which is not rectified to the satisfaction of Company by Executive within a reasonable time after notification to Executive of such conduct; or (iv) the conviction, or a plea of nolo contendere, of Executive of a felony or a crime involving fraud, dishonesty or moral turpitude. Executive's termination for Cause shall be effective immediately upon notice to Executive. If Executive's employment is terminated for Cause, or if Executive voluntarily terminates his employment, Company shall pay Executive his prorated Base Salary through the effective date of the termination of employment (which shall be no earlier than the date of notice thereof to Executive) at the rate in effect at the time of such termination, and Company shall have no further obligations to Executive under this Agreement. Executive shall forfeit all benefits, rights, and Stock Options which have not vested as of the effective date of termination.

     7.4 OTHER THAN FOR CAUSE. Company may terminate Executive's employment other than for Cause. If Company terminates Executive's employment other than for Cause, Company shall pay Executive the following amounts, according to that portion of the Term of Employment which has elapsed, such payments to be payable in installments at such time as Executive would have been paid the Base Salary had the Term of Employment continued:


     EMPLOYMENT TERM ELAPSED                                SEVERANCE PAY
     -----------------------                                -------------
     Less than 180 days                                     Nothing

     More than 180 days but less than five (5) years        Base Salary (prorated to a
                                                            monthly sum) multiplied by
                                                            six (6) months


All amounts which are vested benefits or to which Executive is otherwise entitled under any employee benefits plan of Company shall be payable in accordance with the terms of such

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plan.  Executive's termination other than for Cause shall be effective immediately upon notice to Executive.

     7.5  TERMINATION BY EMPLOYEE   Executive may terminate his employment by
Company at any time, with or without cause, by providing Company thirty (30) days' advance written notice. Company will have the option, in its complete discretion, to make Executive's termination of employment effective at any time after receipt of such notice and prior to the end of such notice period, provided Company pays Executive all compensation due and owing through the last day actually worked plus an amount equal to the Base Salary Executive would have earned through the balance of the notice period, and thereafter all of Company's obligations under this Agreement terminate.

     7.6 CONTINUATION OF COVENANTS. Notwithstanding termination of his employment pursuant to the provisions of this Section 7, the obligations of Executive set forth in Sections 5.2, 5.7, 6, 10 and 11 herein shall survive the termination of this Agreement.

8.   ASSIGNMENT.

     8.1 BY EXECUTIVE. This Agreement is personal to Executive and without the prior written consent of Company (which consent may be withheld in Company's sole discretion) shall not be assignable by Executive. Executive shall not have the right to sell, transfer, or assign the right to receive payments or benefits hereunder, and any such attempted assignment or transfer shall terminate this Agreement for Cause at the option of Company.

     8.2 BY COMPANY. The provisions of this Agreement shall inure to the benefit of and be binding upon Company, its successors and assigns, including without limitation any corporation which may acquire all or substantially all of Company's assets and business, or with or into which Company may be consolidated, merged, or reorganized. Upon any such merger, consolidation or reorganization, the term "Company" as used herein shall be deemed to refer to such successor corporation.

9. SEVERABILITY. In case one or more provisions of this Agreement shall for any reason be held by an arbitrator or court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement, and this Agreement shall be construed in all respects as if such invalid, illegal or unenforceable provision or clause were omitted and had never been contained herein. In the event any provision of this Agreement is determined by an arbitrator or court to be unenforceable by reason of its being extended for too great a period of time or over too great a range of activities, the parties hereto agree that the affected provision shall be interpreted to extend only over the maximum period of time or range of activities as to which it may be enforceable.


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

10. ARBITRATION OF DISPUTES. Except as otherwise provided herein, any dispute or controversy arising from or relating to this Agreement, or from any other aspect of Executive's employment or the termination thereof, including but not limited to alleged violations of federal, state, and/or local statutes (for example, claims for discrimination including but not limited to discrimination based on race, sex, sexual orientation, religion, national origin, age, marital status, medical condition as defined under California law, handicap, or disability, and claims relating to leaves of absence mandated by state or federal law), breach of any contract or covenant (express or implied), tort claims, violation of public policy, or any other alleged violation of Executive's statutory, contractual, or common law rights (and including claims against Company's officers, directors, employees, and agents), which Executive and Company or other party are unable to resolve through direct discussion, regardless of the kind or type of dispute (excluding claims for workers' compensation or unemployment insurance, administrative charges of employment discrimination or retaliation, and any solely monetary dispute within the jurisdiction of small claims court) shall be decided by final and binding arbitration in the County of Los Angeles, State of California in accordance with the American Arbitration Association's ("AAA") National Rules for the Resolution of Employment Disputes (the "Rules"). Executive and Company each have the right to be represented by counsel with respect to arbitration of any dispute pursuant to this paragraph. The arbitrator shall be selected by agreement between Executive and Company, but if they do not agree on the selection of an arbitrator within 30 days after the date of the request for arbitration, the arbitrator shall be selected pursuant to the Rules. At the request of either Company or Executive, arbitration proceedings shall be conducted in the utmost secrecy, and, in such case, all documents, testimony and records shall be received, heard, and maintained by the arbitrator in secrecy, available for inspection only by Company and Executive and their respective attorneys and experts who shall agree, in advance and in writing, to receive all such information confidentially and to maintain the secrecy of such information until such information shall become generally known. The arbitrator shall have authority to award equitable relief, damages, costs, and fees to the greatest extent permitted by law, including but not limited to any remedy or relief that a court may order. The fees of the arbitrator shall be split equally between the Parties. Except for a breach or threatened breach of Section 6 of this Agreement, the arbitrator shall have exclusive authority to resolve all claims between the Parties, including but not limited to whether any particular claim is arbitrable and whether all or any part of this Agreement is void or unenforceable.

11. LEGAL FEES. Without implying consent to or agreeing to any legal proceeding other than arbitration as provided in Section 10 herein, in the event of any arbitration proceeding, administrative proceeding, or litigation between the Parties relating to or arising from this Agreement, the prevailing Party in such proceeding or litigation shall be entitled to recover all reasonable attorney's fees and costs.

12. GOVERNING LAW. This Agreement, and each and every related document, are to be governed by and construed in accordance with the laws of the State of California.


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13.  NOTICES.  All notices, requests, demands or other communications hereunder given by the Executive to Company shall be sent by certified mail to the following address:

                         Compass Aerospace Corporation
                         1501 Hughes Way, Suite 400
                         Long Beach, Califiornia  90815
                         Attention:  Alexander Hogg
                         Fax:  310-522-0601

     All notices, requests, demands or other communications hereunder given by Company to Executive shall be personally delivered to him or sent by certified mail to the following address:

                         N. Paul Brost
                         23373 Beaumont St.
                         Valencia, California 91354

or such other addresses as a party may from time to time specify in writing to the other in accordance with this notice provision. All notices hereunder sent by certified mail shall be effective when mailed.

14. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding among the Parties, and supersedes any and all prior agreements, arrangements and understandings, both written and oral. No change, supplement, amendment, modification, waiver or termination of this Agreement or any provisions contained herein shall be binding unless executed in writing by the President of Company.

     IN WITNESS WHEREOF, the undersigned have executed this Employment Agreement as of the date first above written.

                              COMPASS AEROSPACE CORPORATION,
                              a Delaware corporation


                              By:  /S/ ALEXANDER HOGG
                                   ------------------------------------------
                                   Its: CHIEF EXECUTIVE OFFICER AND PRESIDENT

                              N. PAUL BROST
                              "Executive"

                                       /S/ N. PAUL BROST
                                   ------------------------------------------


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